UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 20, 2012

AV Homes, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-07395	23-1739078
(Commission File Number)	(I.R.S. Employer Identification No.)

8601 N. Scottsdale Rd., Suite 225, Scottsdale, Arizona	85253
(Address of Principal Executive Offices)	(Zip Code)

(480) 214-7400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2012, the Board of Directors (the "Board") of AV Homes, Inc. (the "Company"), pursuant to the Company's bylaws, increased the size of the Board from six to seven members and appointed Roger A Cregg, President and Chief Executive Officer of the Company, to fill the vacancy created by the increase, effective December 20, 2012.  Mr. Cregg will serve as a director until the Company's next annual meeting of stockholders, and until his successor is duly elected and qualified.  The increase in the size of the Board and appointment were based on  recommendations of the Nominating and Corporate Governance Committee of the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2012	AV Homes, Inc.

	By:	/s/ Tina M. Johnston
	Name:	Tina M. Johnston
	Title:	Senior Vice President, Principal Financial Officer and Principal Accounting Officer

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